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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement (No. 333-121913) of Consumer Portfolio Services, Inc. on Form S-2 Amendment No. 2 of our report, dated March 16, 2005, appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2004. We also consent to the reference of our firm under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ MCGLADREY & PULLEN, LLP


Irvine, CA
May 2, 2005